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                               Equipment Agreement

      THIS AGREEMENT, made this 19th day of September 2000 (the "Effective Date"), is between Orchid Biosciences, Inc., a Delaware corporation, having a principal place of business at 303 College Road East, Princeton, New Jersey 08543 ("Orchid"), and DNAPrint Genomics, Inc., a Florida corporation, having a principal place of business at 1748 Independence Boulevard, Suite D1, Sarasota, Florida 34234 ("DNAPrint"). The parties agree as follows:

1     Definitions.

      In this Agreement:

1.1 "Biomek Work Station" means a Biomek Work Station together with any parts, apparatus, software and system features delivered by the manufacturer with this equipment.

1.2 "Equipment" means the collective reference to the Biomek Work Station and to the MJ Research Tetrad Thermocycler.

1.3  "MJ Research Tetrad  Thermocycler"  means a MJ Research Tetrad Thermocycler
     together  with  any  parts,  apparatus,   software,  and  systems  features
     delivered with this equipment.

1.4  "Due Date" is the date that is 12 months from the Effective Date.

2    Conditional Sale of Equipment.

2.1 Orchid will acquire on behalf of DNAPrint, and DNAPrint will purchase from Orchid, one new (1) Biomek Work Station and one new (1) MJ Research Tetrad Thermocycler within (30) thirty days of the Effective Date at the current market price for such Equipment.

2.2 Orchid will, within thirty (30) days of its acquisition of the Equipment, submit an invoice to DNAPrint for the total price paid by Orchid for the Equipment.

2.3 DNAPrint will pay to Orchid by the Due Date the invoiced price for the Equipment, plus an additional charge equal to the lesser of (i) 1 1/2% per month on the unpaid balance, or (ii) the maximum rate of interest permitted by law on the unpaid balance.

2.4 Title to all of the Equipment will remain with Orchid until DNAPrint has paid Orchid the invoiced price together with any accrued interest in full.


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2.5  In the event that  DNAPrint  does not pay Orchid  the full  invoiced  price together with any accrued interest by the Due Date, Orchid may recall and take possession of any and all of the Equipment at any time after the Due Date without notice. In such event, DNAPrint will permit Orchid or its designees access to its facilities and the Equipment during normal business hours and will otherwise assist Orchid or its designees in effecting such repossession of the Equipment.

2.6 All payments will be made in United States Dollars by wire transfer of funds to an account designated by Orchid or by delivery of an irrevocable cashier's check to Orchid. The following is wire transfer information for Orchid's bank:

                        Bank Name:        xxxxxxxxxxx
                        Bank Address:     xxxxxxxxxxx
                                          xxxxxxxxxxx
                        ABA #:            xxxxxxxxxxx
                        Account Name:     xxxxxxxxxxx
                        Account #:        xxxxxxxxxxx

3     Delivery of the Equipment.

3.1 Orchid will use reasonable commercial efforts to cause the Equipment to be delivered, assembled and installed at DNAPrint's premises.

3.2 DNAPrint will timely prepare its premises for adequate assembly and installation of the Equipment at its own expense.

4     Covenants.

      DNAPrint represents, warrants and covenants to Orchid that, during the term of this Agreement:

4.1 DNAPrint will not mortgage, pledge, or allow any lien, claim, security interest, or any other encumbrance to be created upon any of the Equipment, and will duly and punctually pay all rents, rates, taxes, charges and impositions payable in respect of the premises wherein the Equipment is situated.

4.2 DNAPrint will not transfer, assign, sell, offer to sell, lend, lease or otherwise dispose of any of the Equipment.

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4.3         DNAPrint   will   not   modify,   reconstruct,   reverse   engineer,
            disassemble, or decompile any of the Equipment.

4.4 DNAPrint will permit Orchid to, on reasonable prior notice to DNAPrint, during normal business hours, and no more than once per calendar quarter, inspect DNAPrint's facilities and records to verify that DNAPrint is in full compliance with the terms of this Agreement. In lieu of an inspection, Orchid may request that an authorized officer of DNAPrint certify in writing that DNAPrint is in full compliance with the terms of this Agreement.

4.5 DNAPrint will obtain and carry in full force and effect appropriate insurance covering the Equipment and naming Orchid as loss-payee, the nature and extent of which insurance coverage shall be commensurate with usual and customary industry practice for such Equipment.

4.6 DNAPrint will not remove, alter, deface or cover any labels, markings, warnings, instructions, icons, serial numbers, model numbers, trademarks, trade names, or logos affixed on any of the Equipment.

4.7 DNAPrint will maintain the Equipment in the same condition in which such Equipment was delivered, reasonable wear and tear excepted.

4.8 DNAPrint will be entitled to any and all warranty and/or service contract benefits and/or considerations conferred to Orchid through the purchase of Equipment at DNAPrint's place of business, which will be defined prior to September 20, 2000.

4.9 DNAPrint will operate and maintain all of the Equipment in full accordance with the instructional manual and sheets and package inserts delivered with each item of Equipment, as they may be amended or supplemented by the manufacturer from time to time, and have all service, repair or replacement of a component of any of the Equipment performed only by third parties authorized by the manufacturer to conduct such service, repair or replacement work ("Authorized Parties").

4.10 DNAPrint is solely responsible for any repair, replacement, loss or damage resulting from its maintenance and/or operation of any of the Equipment, or the service, repair or replacement by persons other than by Authorized Parties.

4.11 DNAPrint will timely repair or replace the Equipment or any component thereof as may be required, and will be responsible for the procurement of any replacement components.

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4.12        DNAPrint  will  keep  accurate  and  complete  records  as to usage, performance, reliability, and operation of the Equipment, including data and other information relating to repairs, replacements, service work, downtime, disruptions in use, ease of use, errors and problems and will provide copies of such records to Orchid upon its request.

4.13 DNAPrint is purchasing the Equipment "AS IS" and is using and operating the Equipment at its own risk.

5     Security Interest.

5.1 DNAPrint grants to Orchid a security interest on each item of Equipment until the purchase price invoiced to DNAPrint by Orchid and all other amounts due under Section 2.3 have been paid in full. DNAPrint agrees to execute, and hereby appoints Orchid as its attorney-in-fact to prepare and file, any UCC financing statement requested by Orchid to record such security interest and agrees to take all further acts to enable Orchid to perfect and enforce such security interest.

6     Disclaimers.

6.1 ORCHID MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NONE ARE CREATED, WHETHER UNDER THE UNIFORM COMMERCIAL CODE, CUSTOM OR USAGE IN THE INDUSTRY OR THE COURSE OF DEALINGS BETWEEN THE PARTIES.

6.2 ORCHID MAKES NO WARRANTY OR REPRESENTATION TO DNAPRINT THAT USE OF ANY OF THE EQUIPMENT, OR ANY PRODUCT PRODUCED BY SUCH USE, WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER PROPRIETARY RIGHT, FOREIGN OR DOMESTIC.

6.3 ORCHID DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATION REGARDING THE USE, OR THE RESULTS OF THE USE, OR THE PERFORMANCE OF ANY OF THE EQUIPMENT.

7     Indemnification

7.1 ORCHID WILL NOT BE LIABLE TO DNAPRINT, DNAPRINT'S AFFILIATES, DNAPRINT'S SUCCESSORS OR ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO ANY USE, OPERATION OR MAINTENANCE OF ANY OF THE EQUIPMENT BY DNAPRINT OR ANY AGENT OR EMPLOYEE OF DNAPRINT, OR ANY LOSS, CLAIM, DAMAGE OR LIABILITY OF ANY KIND OR NATURE WHICH MAY ARISE FROM OR IN CONNECTION WITH THE USE, HANDLING, MAINTENANCE, SERVICING, STORAGE OR DISPOSAL OF ANY OF THE EQUIPMENT, OR ANY PRODUCTS RESULTING FROM SUCH USE; OR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

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7.2         DNAPrint  agrees to indemnify,  defend and hold harmless Orchid from and against all liabilities, demands, damages, expenses and losses (including reasonable attorney fees and costs) arising out of (i) DNAPrint's use, handling, storage, maintenance and operation of the Equipment, and any information and materials received therewith,
            (ii) third party patent claims, (ii) any products or data developed or made by DNAPrint as a result of the use of any of the Equipment, and (iii) any actual or alleged act of patent infringement, contributory patent infringement, inducing patent infringement, or copyright infringement resulting from DNAPrint's use in any manner of any of the Equipment, or in DNAPrint's manufacture, use or sale of any product resulting from such use.

7.3 Orchid will give prompt written notice to DNAPrint of the commencement of any action (and any prior claims relating to such action) for which Orchid seeks indemnification. DNAPrint will have no liability or responsibility of any kind to Orchid if it is not promptly notified and does not have adequate opportunity to defend.

7.4   This section 7 survives any termination of this Agreement.

8     Publicity.

8.1 Neither party will announce, disclose through press release or otherwise, the execution of this Agreement or its terms without the prior express written consent of the other party.

8.2 Nothing in this Agreement prevents either party from making any public announcement which it is or becomes legally obligated to make.

9     Term and Termination.

9.1 This Agreement is effective as of the Effective Date until the Due Date, unless earlier terminated pursuant to Section 9.2 and 9.3.

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9.2  Either party may terminate  this Agreement if the other commits a breach of any material provision of this Agreement and fails to remedy such breach within sixty (60) days after receiving written notice of the default or breach.

9.3 Orchid and DNAPrint each have the right to terminate this Agreement if any proceeding is instituted by or against the other party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or taking any action to authorize any of the foregoing or similar actions. No assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of the assets or business of Orchid or DNAPrint, as the case may be, will have the right to continue the performance of this Agreement.

9.4 Upon any termination of this Agreement prior to the due date, DNAPrint must immediately cease use and immediately return to Orchid all items of Equipment. Orchid will have the right to enter the premises in which the Equipment is located during normal business hours and take possession of the Equipment without notice to DNAPrint and, in such event, DNAPrint will provide Orchid (or its designees) with access to its facilities and the Equipment and will otherwise assist Orchid or its designees in effecting such repossession of the Equipment.

10 Miscellaneous.

10.1 Orchid, in its performance of this Agreement, may delegate its obligations or duties to one or more authorized representatives as agent(s) for Orchid under this Agreement. However, no authorized representative has the right or authority to make any representation or warranty to DNAPrint, or to assume or create any obligations with or for DNAPrint, whether express or implied, on behalf or in the name of Orchid except as expressly set forth in this Agreement.

10.2 No amendment, variation, modification or waiver of any breach of any provision of this Agreement will be binding unless executed in writing by an authorized officer of the party to be bound. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision of this Agreement.

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10.3        Any notice or other  communication  required or permitted under this
            Agreement will be sufficiently provided and effectively made if sent by facsimile and either hand-delivered or sent by overnight express courier (e.g. Federal Express) and addressed to the receiving party at its respective address as follows:

Orchid Biosciences, Inc.                  DNAPrint Genomics, Inc.
303 College Road East                     1748 Independence Boulevard, Suite 1D
Princeton, NJ 08540                       Sarasota, Florida 34234
Facsimile:  (609) 750-2250                Facsimile:
Attn:  Kevin Nash                         Attn:  Dr. Tony Frudakis

With a courtesy copy to:                  With a courtesy copy to:

Kalow & Springut LLP
488 Madison Avenue
New York, NY 10016
Facsimile:  (212) 813-9600                Facsimile:
Attn:  David A. Kalow                     Attn:



            or such other address of which the receiving party has given notice pursuant to this paragraph. The effective date of the notice is the date of receipt of the hand or courier delivery.

10.4 In the event that either party is prevented from performing or is unable to perform any of its respective obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lockout, failure of public utilities, injunction; or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, riots, insurrection, inability to procure or use materials, labor, equipment, transportation or energy; or any other cause beyond the reasonable control of a party, such party will give notice to the other party in writing promptly, and if the affected party will have used its commercially reasonable best efforts to avoid such occurrence, its performance will thereafter be excused and the time for performance will be extended for the period of delay or inability to perform due to such occurrence.

10.5 If any provision of this Agreement is held to be invalid, illegal, unenforceable or void, that provision will be without effect on the validity, legality and enforceability of the remaining provisions or this Agreement as a whole. Both parties will endeavor to replace the invalid, illegal, unenforceable or void provision with a valid and enforceable one that in its equitable effect is most consistent with the prior provision.

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10.6        The section and paragraph headings and numbering are for convenience
            only  and  cannot   have  any  effect  on  the   interpretation   or
            construction of this Agreement.

10.7 The laws of the State of New Jersey, excluding the principles of conflicts of laws (and the 1980 U.N. Convention on Contracts for the International Sale of Goods), govern this Agreement. Any legal action arising from a dispute or question regarding the terms and conditions, or performance, of this Agreement may be instituted only in the Superior Court for Mercer County New Jersey or the United States District Court for the District of New Jersey. Both DNAPrint and Orchid consent to the personal jurisdiction and waive any objection to the venue of these courts. Both DNAPrint and Orchid further consent that any service of process may be served by overnight courier or express mail at its address stated in paragraph 10.3.

10.8 This Agreement is binding upon and inures to the benefit of the heirs, successors and permitted assigns of the parties.

10.9 This Agreement, in whole or in part, is not assignable by either party without the prior written consent of the other party, which consent will not be unreasonably withheld, except that Orchid may assign this Agreement to an affiliate of Orchid. Any effort to assign in violation hereof is considered void. In the event of any assignment, the assigning party must provide the other party with appropriate documentation of the assignment.

10.10 Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and further agrees that it constitutes the complete and exclusive understanding between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties regarding the subject matter of this Agreement; and no party has relied on any representation not expressly set forth or referred to in this Agreement.

10.11 DNAPrint and Orchid acknowledge that (i) its counsel reviewed the terms of this Agreement, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement, and (iii) the terms of this Agreement are to be construed fairly as to both parties and not in favor or against either party, regardless of which party was generally responsible for the preparation of this Agreement.

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10.12       This Agreement may be executed in two or more counterparts, all of which constitute one and the same legal instrument.
10.13 DNAPrint and Orchid agree to execute, acknowledge, and deliver any further instruments and to do all other acts as may be necessary or appropriate to effect the purpose and intent of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

DNAPrint Genomics, Inc.                         Orchid Biosciences, Inc.

By:________________________                     By: _______________________

Title:______________________                    Title:_______________________




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